SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2003

CNL RETIREMENT PROPERTIES, INC.
 (Exact Name of Registrant as Specified in Charter)

Maryland (State or other jurisdiction of incorporation)	000-32607 (Commission File Number)	59-3491443 (IRS Employer Identification No.)

450 South Orange Avenue Orlando, Florida (Address of principal executive offices)	32801 (Zip Code)

Registrant's telephone number, including area code: (407) 650-1000

        The Form 8-K of CNL Retirement Properties, Inc. (the "Company") dated August 25, 2003 is hereby amended to include audited financial statements for 14 related Properties which were acquired on August 29, 2003, as well as pro forma financial information. This information was not available to the Company at the time the Company filed its Form 8-K dated August 25, 2003.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial statements of retirement Properties acquired.

Audited financial statements for 14 related Properties, the Sunrise Portfolio Three Properties, (which includes the Columbia, Atlanta-Dunwoody, Florham Park, Greensboro, Plymouth, Omaha, Prairie Village, St. Charles, Tampa, Rockville, Dayton, Westlake, West Orange and Wheaton Properties) for the year ended December 31, 2002.

See Index to Financial Statements on page 14.

(b)	Pro forma financial information.

See index to Pro Forma Financial Statements on page 3.

(c)	Not applicable.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 17, 2003	CNL RETIREMENT PROPERTIES, INC. By: /s/ Thomas J. Hutchison III —————————————— THOMAS J. HUTCHISON III Chief Executive Officer

INDEX TO FINANCIAL STATEMENTS

CNL RETIREMENT PROPERTIES, INC.

Page
Unaudited Pro Forma Consolidated Financial Information:
Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2003	5
Unaudited Pro Forma Consolidated Statement of Earnings for the six months ended June 30, 2003	6
Unaudited Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2002	7
Notes to Unaudited Pro Forma Consolidated Financial Statements for the six months ended
June 30, 2003 and the year ended December 31, 2002	8

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Retirement Properties, Inc. and its subsidiaries (the “Company”) gives effect to (i) the receipt of $308,275,000 in gross offering proceeds from the sale of 30,827,500 additional shares for the period July 1, 2003 through September 30, 2003, the accrual of related offering expenses, acquisition fees and miscellaneous acquisition expenses, borrowings of $217,538,000 under mortgage notes payable and (ii) the application of such funds and cash on hand as of June 30, 2003, to purchase 40 Properties, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2003, has been adjusted to give effect to the transactions in (i) and (ii) above as if they had occurred on June 30, 2003.

The Unaudited Pro Forma Consolidated Statements of Earnings for the quarter ended June 30, 2003 and the year ended December 31, 2002, include the historical operating results of the Properties described in (ii) above, as well as 54 properties purchased by the Company prior to June 30, 2003, from the date of their acquisition (or for the pending acquisitions, from the date they became probable of being acquired) plus operating results from (A) the later of (i) the date the Properties became operational by the previous owners or (ii) January 1, 2002, to (B) the earlier of (i) the date the Properties were acquired by (or for the pending acquisitions, became probable of being acquired by) the Company or (ii) the end of the pro forma period presented (the “Pro Forma Period”).

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company’s financial results or conditions in the future.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
JUNE 30, 2003
(in thousands, except per share data)

ASSETS	Historical	Pro Forma Adjustments		Pro Forma
Investment Properties:
Accounted for using the operating method, net	$642,610	$302,000	(b)	$962,702
		18,092	(b)
Accounted for using the direct financing method (d)	142,737	184,500	(b)	337,617
		10,380	(b)
Cash and cash equivalents	147,727	269,741	(a)	132,568
		(285,812)	(b)
		912	(c)
Restricted cash	2,203	—		2,203
Notes and other receivables	7,090	—		7,090
Investment in unconsolidated subsidiary	115	—		115
Loan costs, net	3,249	719	(b)	3,968
Accrued rental income	5,342	—		5,342
Other assets	9,671	13,872	(a)	11,202
		16,131	(b)
		(28,472)	(b)

	$960,744	$502,063		$1,462,807

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Line of credit	$20,000	$—		$20,000
Mortgages payable	91,469	217,538	(b)	309,007
Lifecare bonds payable	89,051	—		89,051
Due to related parties	3,497	—		3,497
Accounts payable and accrued expenses	1,403	—		1,403
Security deposits	7,060	912	(c)	7,972
Rents paid in advance	107	—		107

Total liabilities	212,587	218,450		431,037

Stockholders' equity:
Preferred stock, without par value
Authorized and unissued 3,000 shares	—	—		—
Excess shares, $0.01 par value per share
Authorized and unissued 103,000 shares	—	—		—
Common stock, $0.01 par value per share
Authorized 450,000 shares; issued
83,907 and outstanding 83,820 shares;
issued 114,735 and outstanding 114,648
shares, as adjusted	838	308	(a)	1,146
Capital in excess of par value	750,577	307,967	(a)	1,033,882
		(24,662)	(a)
Accumulated distributions in excess of net earnings	(3,258)	—		(3,258)

Total stockholders' equity	748,157	283,613		1,031,770

	$960,744	$502,063		$1,462,807

See accompanying notes to unaudited pro forma consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
SIX MONTHS ENDED JUNE 30, 2003
(in thousands, except per share data)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Rental income from operating leases	$24,362	$22,946	(1)	$47,308
Earned income from direct financing leases(2)	7,793	12,412	(1)	20,205
Contingent rent	27	—		27
FF&E reserve income	857	1,200	(3)	2,057
Interest and other income	595	(498)	(4)	97

	33,634	36,060		69,694

Expenses:
Interest	2,211	7,849	(5)	10,060
General operating and administrative	2,181	—		2,181
Property expenses	19	—		19
Asset management fees to related party	1,505	1,633	(6)	3,138
Depreciation and amortization	6,320	5,746	(7)	12,066

	12,236	15,228		27,464

Earnings Before Equity in Earnings of
Unconsolidated Subsidiary	21,398	20,832		42,230
Equity in Earnings of Unconsolidated
Subsidiary	19	—		19

Net Earnings	$21,417	$20,832		$42,249

Net Earnings Per Share of Common Stock
(Basic and Diluted)(9)	$0.35			$0.48

Weighted Average Number of Shares of Common
Stock Outstanding (Basic and Diluted)(9)	61,777			88,603

See accompanying notes to unaudited pro forma consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
YEAR ENDED DECEMBER 31, 2002
(in thousands, except per share data)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Rental income from operating leases	$13,258	$80,235	(1)	$93,493
Earned income from direct financing leases (2)	3,520	36,305	(1)	39,825
Contingent rent	8	—		8
FF&E reserve income	153	3,318	(3)	3,471
Interest and other income	1,913	(1,722)	(4)	191

	18,852	118,136		136,988

Expenses:
Interest	1,409	18,260	(5)	19,669
General operating and administrative	1,389	—		1,389
Property expenses	23	—		23
Asset management fees to related party	771	5,449	(6)	6,220
Depreciation and amortization	3,461	20,837	(7)	24,298

	7,053	44,546		51,599

Earnings Before Equity in Earnings of
Unconsolidated Subsidiary and Minority Interest
in Earnings of Consolidated Joint Ventures	11,799	73,590		85,389
Equity in Earnings of Unconsolidated Subsidiary	5	—		5
Minority Interest in Earnings of Consolidated
Joint Ventures	(433)	433	(8)	—

Net Earnings	$11,371	$74,023		$85,394

Net Earnings Per Share of Common
Stock (Basic and Diluted) (9)	$0.52			$0.97

Weighted Average Number of Shares of Common
Stock Outstanding (Basic and Diluted) (9)	22,035			88,458

See accompanying notes to unaudited pro forma consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND
THE YEAR ENDED DECEMBER 31, 2002 (in thousands, except per share data)

Unaudited Pro Forma Consolidated Balance Sheet:

(a)	Represents gross proceeds of $308,275 from the sale of 30,828 shares during the period July 1, 2003 through September 30, 2003, and the payment of $38,534 for (i) related acquisition fees of $13,872 (4.5% of gross proceeds) which are reflected in other assets, (ii) selling commissions of $23,121 (7.5% of gross proceeds) and (iii) marketing support fees of $1,541 (0.5% of gross proceeds) which have been netted against stockholders’ equity.

(b)	Represents the use of $285,812 of cash and cash equivalents and borrowings of $217,538 under mortgage notes payable (i) to purchase 40 properties for $486,500, and (ii) to pay loan costs of $719, acquisition fees on permanent financing (4.5% of permanent financing) of $9,789 and $6,342 in miscellaneous acquisition costs incurred in conjunction with the purchase of the properties. Also represents the reclassification of $4,040 in miscellaneous acquisition costs and $14,052 in acquisition fees to properties subject to operating leases and the reclassification of $1,286 in miscellaneous acquisition costs and $9,094 in acquisition fees to net investment in direct financing leases.

	Purchase Price	Acquisition Fees and Closing Costs Allocated to Investment	Total
Balmoral Assisted Living Community in Palm Harbor, FL	$12,175	$805	$12,980
ARC Somerby Portfolio Properties	73,260	4,920	78,180
GreenTree Portfolio Properties	22,956	1,460	24,416
Sunrise Portfolio Four Properties	149,277	8,852	158,129
Additional Sunrise Portfolio Four Properties	29,552	820	30,372
Sunrise of Santa Rosa in Santa Rosa, CA	9,280	590	9,870
Dogwood Forest of Dunwoody in Dunwoody, GA	5,500	645	6,145

Properties subject to operating leases	302,000	18,092	320,092

Sunrise Portfolio Three Properties	184,500	10,380	194,880

Investment in direct financing leases	184,500	10,380	194,880

	$486,500	$28,472	$514,972

(c)	Represents security deposits in an aggregate amount of $912 received from the lessees in conjunction with the acquisition of the GreenTree Portfolio Properties.

(d)	In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as properties on operating leases. The direct financing leases have initial terms ranging from 21.5 to 35 years and certain leases contain provisions that allow the lessees to elect to purchase the properties at the end of the lease term for the Company’s initial investment amount. These leases also permit the Company to require the lessees to purchase the properties at the end of the lease term for the same amount. The categorization of the leases has no effect on the rental payments due under the leases.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND
THE YEAR ENDED DECEMBER 31, 2002 (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings:

(1)	Represents adjustment to rental income from the operating leases and earned income from the direct financing leases for the properties acquired, and for the pending acquisitions expected to be acquired, by the Company as of September 30, 2003 (collectively, the “Pro Forma Property” or “Pro Forma Properties”) for the Pro Forma Period.

The following presents the actual date the Pro Forma Properties were acquired or made probable by the Company as compared to January 1, 2002, the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Earnings as well as the related adjustments for the Pro Forma Periods.

	Date Acquired/Probable by the Company	Purchase Price	Pro Forma Adjustment for the Year Ended December 31, 2002	Pro Forma Adjustment for the Six Months Ended June 30, 2003
Properties subject to operating leases:
Acquired:
Holley Court Terrace in Oak Park, IL	February 11, 2002	$18,469	$238	$—
Homewood Residence in Coconut Creek, FL	February 11, 2002	9,688	110	—
Heritage Club in Greenwood Village, CO	March 22, 2002	17,865	496	—
Marriott Portfolio One Properties a	May 16 & 17, 2002	58,800	2,217	—
Brooksby Village in Peabody, MA	October 10, 2002	17,384	2,885	—
Homewood Residence in Nashville, TN	November 1, 2002	8,958	882	—
Marriott Portfolio Two Properties	December 20, 2002	89,359	10,051	—
Fox Run Village in Novi, MI	February 28, 2003	17,000	2,669	447
Summit Portfolio Properties	March 27, 2003	52,000	6,152	1,455
Additional Marriott Portfolio Two Properties	March 28, 2003	254,575	20,56	4,759
Brighton Gardens of Saddle River, NJ	March 31, 2003	12,750	1,639	405
Ann's Choice Continuing Care Retirement
Community in Warminster, PA	June 2, 2003	19,500	3,411	1,419
Balmoral Assisted Living Community in
Palm Harbor, FL	July 8, 2003	12,175	1,213	606
ARC Somerby Portfolio Properties	August 25, 2003	73,260	8,771	4,386
GreenTree Portfolio Properties	September 5 & 11, 2003	22,956	3,019	1,510
Sunrise Portfolio Four Properties	September 30, 2003	149,277	14,097	7,048
Additional Sunrise Portfolio Four Properties	September 30, 2003	29,552	—	—
Probable:
Sunrise of Santa Rosa in Santa Rosa, CA	September 16, 2003	9,280	1,067	533
Dogwood Forest of Dunwoody in
Dunwoody, GA	September 16, 2003	5,500	756	378

		$878,348	$80,235	$22,946

Investment in direct financing leases:
Acquired:
Prime Care Portfolio Properties	September 30, 2002	$105,250	$10,561	$—
Prime Care Portfolio Two Properties	March 31, 2003	22,635	2,934	744
Sunrise Portfolio Three Properties	August 29, 2003	184,500	22,810	11,668

		$312,385	$36,305	$12,412

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND
THE YEAR ENDED DECEMBER 31, 2002 (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings – Continued:

[a] Prior to December 20, 2002, the Marriott Portfolio One Properties were owned through a consolidated joint venture (the “Joint Venture”) in which the Company owned a 76.75 percent interest. On December 20, 2002, the Company purchased the remaining 23.25 percent minority interest for $8,500. See Note (8).

The adjustment to rental income from operating leases for the year ended December 31, 2002, includes $2,217 relating to the Marriott Portfolio One Properties. If the operating cash flows of the Marriott Portfolio One Properties are not sufficient to fund rental payments due under the lease agreements, amounts are required to be funded by Marriott International, Inc. or its subsidiaries under the terms of a rental payment guarantee arrangement. The pro forma adjustment to rental income from operating leases for the year ended December 31, 2002, includes assumed funding amounts under the guarantee of $1,381 based on the actual historical operating cash flows of the Marriott Portfolio One Properties during the Pro Forma Periods.

Certain leases provide for the payment of percentage rent in addition to base rental income; however, no percentage rent was due under the leases for the Pro Forma Properties during the period the Company was assumed to have held the Pro Forma Properties.

(2)	See Note (d) under “Unaudited Pro Forma Consolidated Balance Sheet” above.

(3)	Represents adjustments to reserve funds, which will be used for the replacement and renewal of furniture, fixtures and equipment relating to certain Properties (the “FF&E Reserve”). The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company.

(4)	Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts after the purchase of the Pro Forma Properties. The pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately two percent per annum by the Company during the six months ended June 30, 2003 and the year ended December 31, 2002.

(5)	Represents adjustment to interest expense for mortgage loans for the Pro Forma Period based on the following terms:

	Mortgage Loan	Interest Rate	Pro Forma Adjustment for the Year Ended December 31, 2002	Pro Forma Adjustment for the Six Months Ended June 30, 2003
Holley Court Terrace in	$12,974	Floating at 350 basis	$90	$—
Oak Park, IL, maturing		points over the 30-day
October 2003		LIBOR, with a LIBOR
floor of 3.50. If
30-day LIBOR falls below
2.60, interest rate will
be 30-day LIBOR plus 440
basis points. During
the Pro Forma Period,
the interest rate varied
from 6.23% to 6.28%.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND
THE YEAR ENDED DECEMBER 31, 2002 (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings – Continued:

	Mortgage Loan	Interest Rate	Pro Forma Adjustment for the Year Ended December 31, 2002	Pro Forma Adjustment for the Six Months Ended June 30, 2003
Marriott	$23,520	Floating at 186 basis	$ 381	$ —
Portfolio One		points over the rate of
Properties maturing		commercial paper graded
June 2007		A1 by Standard & Poors
or F1 by Fitch IBCA.
During the Pro Forma
Period, the interest
rate varied from 2.63%
to 3.81%.
Heritage Club in	9,100	6.50%, with principal	386	—
Greenwood Village, CO,		and interest payable
maturing December 2006		monthly.
Prime Care Portfolio	20,635	7.83%, with principal	1,413	359
Two Properties maturing		and interest payable
October 2008		monthly.
Prime Care Portfolio	20,000	Floating at 250 basis	859	159
Properties, maturing		points over the 30-day
March 2005		LIBOR. During the Pro
Forma Period, the
interest rate varied
from 3.88% to 4.38%.
Summit Portfolio	26,000	Floating at 325 basis	1,308	318
Properties, maturing		points over the 30-day
March 2005		LIBOR with a minimum
interest rate of 5% and
principal and interest
payable monthly.
During the Pro Forma
Period, the interest
rate varied from 5.0%
to 5.13%.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND
THE YEAR ENDED DECEMBER 31, 2002 (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statement of Earnings – Continued:

	Mortgage Loan	Interest Rate	Pro Forma Adjustment for the Year Ended December 31, 2002	Pro Forma Adjustment for the Six Months Ended June 30, 2003
ARC Somerby Portfolio	$50,400	5.79% with principal and	$2,655	$1,429
Properties, maturing		interest payable
June 2013		monthly.
Sunrise Portfolio Three	92,500	5.13% the first year,	5,690	2,845
Properties, maturing		5.38% the second year,
July 2010		6.06% the third year
		with standard 3%
		increases to the per
		annum rate each calendar
		year thereafter to
		maturity. Monthly
		interest only payments
		through 2005 with
		principal and interest
		payable monthly for the
		remaining term of the
		loan.
Sunrise Portfolio Four	74,638	Fixed interest rate at	5,478	2,739
Properties, maturing		date of funding of 250
seven years from funding		basis points over the
date		seven-year U.S. Treasury
		rate. Monthly interest
		only payments for first
		two years with principal
		and interest payable
		monthly for the
		remaining term of the
		loan. During the Pro
		Forma Period, the
		interest rate was 7.34%.

			$18,260	$7,849

If the interest rates on variable rate loans would have increased by 0.125% during the Pro Forma Period, interest expense would have increased by $50 and $255 for the six months ended June 30, 2003 and the year ended December 31, 2002, respectively.

(6)	Represents increase in asset management fees relating to the Pro Forma Properties for the Pro Forma Period. Asset management fees are equal to 0.60% per year of the Company’s Real Estate Asset Value as defined in the Company’s prospectus.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND
THE YEAR ENDED DECEMBER 31, 2002 (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statement of Earnings — Continued:

(7)	Represents increase in depreciation expense of the buildings and the furniture, fixture and equipment (“FF&E”) portions of the Pro Forma Properties accounted for as operating leases using the straight-line method of $5,587 and $19,588 for the six months ended June 30, 2003, and the year ended December 31, 2002, respectively. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively. Also represents amortization of the loan costs of $159 and $1,249 for the six months ended June 30, 2003, and the year ended December 31, 2002, respectively, on related mortgage loans, amortized during the Pro Forma Period under the straight-line method (which approximates the effective interest method) over the life of the loan.

The following presents the amount of land, building, construction in progress (“CIP”) and FF&E for each of the Pro Forma Properties accounted for as operating leases:

	Land	Building	CIP	FF&E
Holley Court Terrace in Oak Park, IL	$2,144	$16,919	$--	$447
Homewood Residence in Coconut Creek, FL	1,683	7,981	--	559
Heritage Club in Greenwood Village, CO	1,965	17,943	--	942
Marriott Portfolio One Properties	6,022	55,486	--	1,530
Brooksby Village in Peabody, MA	18,345	--	--	--
Homewood Residence in Nashville, TN	464	8,350	--	631
Marriott Portfolio Two Properties	16,201	75,003	--	4,714
Additional Marriott Portfolio Two Properties	50,817	206,388	--	9,410
Fox Run Village in Novi, MI	17,889	--	--	--
Summit Portfolio Three Properties	3,230	52,053	--	1,085
Brighton Gardens in Saddle River, NJ	2,156	10,941	--	511
Ann's Choice Continuing Care Retirement	--
Community in Warminster, PA	20,567	--	--	--
Balmoral Assisted Living Community in Palm
Harbor, FL	1,002	11,602	--	376
ARC Somerby Portfolio Properties	3,404	71,577	--	3,199
GreenTree Portfolio Properties	1,281	22,760	--	375
Sunrise Portfolio Four Properties	19,932	130,137	--	8,060
Additional Sunrise Portfolio
Four Properties	10,057	--	19,879	436
Sunrise of Santa Rosa in Santa Rosa, CA	2,521	7,002	--	347
Dogwood Forest of Dunwoody in
Dunwoody, GA	809	5,131	--	205

(8)	Represents adjustment to minority interest for the purchase of the 23.25 percent minority interest in a Joint Venture in which the Company initially owned a 76.75% interest.

(9)	Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the six months ended June 30, 2003 and the year ended December 31, 2002. As a result of receipt of gross proceeds from the sale of shares during the period July 1, 2003 through September 30, 2003, as described in Note (a) above, which were available to acquire the Pro Forma Properties described in Note (b) above, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale and redemption of shares, during the six months ended June 30, 2003 and the year ended December 31, 2002 needed to fund the purchase of the Pro Forma Properties.

SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES

Combined Financial Statements

Year ended December 31, 2002
With Report of Independent Auditors

Contents
Report of Independent Auditors	15
Combined Statements of Operations for the six months ended
June 30, 2003 and 2002 (unaudited)	16
Combined Statements of Operations for the year ended December 31, 2002	17
Combined Balance Sheets as of June 30, 2003 (unaudited) and December 31, 2002	18
Combined Statements of Cash Flows for the six months ended
June 30, 2003 and 2002 (unaudited)	19
Combined Statements of Cash Flows for the year ended December 31, 2002	20
Notes to Combined Statements	21

REPORT OF INDEPENDENT AUDITORS

Board of Directors
CNL Retirement Properties, Inc.

        We have audited the accompanying combined balance sheet of Sunrise Senior Living Services Fourteen Communities (as defined) as of December 31, 2002 and the related combined statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the management of CNL Retirement Properties, Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Sunrise Senior Living Services Fourteen Communities at December 31, 2002 and the combined results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

McLean, Virginia
October 14, 2003

SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
COMBINED STATEMENTS OF OPERATIONS
Six Months Ended June 30, 2003 and 2002
(in thousands)
(unaudited)

	Six months ended
	June 30, 2003	June 30, 2002
REVENUES
Resident fees	$32,403	$33,780

EXPENSES
Community operating expenses	21,387	22,700
General and administrative	3,784	2,776
Real estate taxes	1,297	1,253
Rent expense, net of guarantor's fundings	5,790	7,033
Provision for doubtful accounts	145	18

	32,403	33,780

INCOME BEFORE INCOME TAXES	-	-
Provision for income taxes	-	-

NET INCOME	$-	$-

See Notes To Combined Financial Statements

SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
COMBINED STATEMENT OF OPERATIONS
Year Ended December 31, 2002
(in thousands)

REVENUES
Resident fees	$67,788

EXPENSES
Community operating expenses	46,502
General and administrative	5,584
Real estate taxes	2,495
Rent expense, net of guarantor's fundings	12,923
Provision for doubtful accounts	284

67,788

INCOME BEFORE INCOME TAXES	-
Provision for income taxes	-

NET INCOME	$-

See Notes To Combined Financial Statements

SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
COMBINED BALANCE SHEETS
June 30, 2003 and December 31, 2002
(in thousands)

	June 30, 2003	December 31, 2002
	(unaudited)

ASSETS
Current assets
Cash and cash equivalents	$2,324	$522
Restricted cash	523	509
Inventories, at lower of average cost or market	224	231
Accounts receivable, net of an allowance of $402
and $424, respectively	1,330	1,985
Due from Manager	1,312	3,428
Prepaid expenses	6	46

Total current assets	5,719	6,721

Other	223	139

Total assets	$5,942	$6,860

LIABILITIES AND COMMUNITIES’ EQUITY
Current liabilities
Due to Landlord	$2,513	$2,010
Accrued payroll and benefits	1,717	1,893
Accrued real estate taxes	990	736
Accounts payable and other accrued expenses	494	1,865

Total current liabilities	5,714	6,504

Security deposits	228	356

Total liabilities	5,942	6,860
Communities’ equity	-	-

Total liabilities and Communities’ equity	$5,942	$6,860

See Notes To Combined Financial Statements

SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
COMBINED STATEMENTS OF CASH FLOWS
Six Months Ended June 30, 2003 and June 30, 2002
(in thousands)
(unaudited)

	Six months ended
	June 30, 2003	June 30, 2002
OPERATING ACTIVITIES
Net income	$-	$-
Adjustments to reconcile to cash provided by operations:
Provision for doubtful accounts	145	18
Working capital changes:
Restricted cash	(14)	(76)
Accounts receivable	510	311
Inventories	7	11
Due from Manager	2,116	537
Other assets	(44)	(127)
Accounts payable and accrued expenses	(1,293)	179
Due to Landlord	503	211
Security deposits	(128)	(42)

Net cash provided by operating activities	1,802	1,022

Net cash provided by investing activities	-	-

Net cash provided by financing activities	-	-

INCREASE IN CASH AND CASH EQUIVALENTS	1,802	1,022
CASH AND CASH EQUIVALENTS, beginning of period	522	737

CASH AND CASH EQUIVALENTS, end of period	$2,324	$1,759

See Notes To Combined Financial Statements

SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
COMBINED STATEMENT OF CASH FLOWS
Year Ended December 31, 2002
(in thousands)

OPERATING ACTIVITIES
Net income	$-
Adjustments to reconcile to cash used in operations:
Provision for doubtful accounts	284
Working capital changes:
Restricted cash	122
Accounts receivable	(1,158)
Inventories	6
Due from manager	(476)
Other assets	(138)
Accounts payable and accrued expenses	146
Due to Landlord	1,069
Security deposits	(70)

Net cash used in operating activities	(215)

Net cash used in investing activities	-

Net cash used in financing activities	-

DECREASE IN CASH AND CASH EQUIVALENTS	(215)
CASH AND CASH EQUIVALENTS, beginning of year	737

CASH AND CASH EQUIVALENTS, end of year	$522

See Notes To Combined Financial Statements

SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
NOTES TO COMBINED STATEMENTS

1. ORGANIZATION AND NATURE OF BUSINESS

        The Sunrise Senior Living Services Fourteen Communities (the “Communities”) consists of fourteen assisted living retirement communities. The Communities were developed by Marriott Senior Living Services, Inc. (“MSLS”) between 1997 and 1999 as Brighton Gardens by Marriott facilities. In April 2000, the Communities were sold to a third-party purchaser who then leased the Communities to Senior Care Associates, LLC (the “Tenant”). On January 2, 2003, Marriott International, Inc. (“MI”) purchased 100% of the ownership interests in various limited liability companies that owned the Communities (collectively, the “Landlords”). Prior to March 28, 2003, MSLS was a wholly-owned subsidiary of MI and operated and managed the fourteen Communities. On March 28, 2003, MI sold the stock of MSLS to Sunrise Senior Living, Inc. (“Sunrise”). Upon MI’s sale of stock to Sunrise, Sunrise Senior Living Services, Inc., a wholly-owned subsidiary of Sunrise, assumed operations of the Communities. Additionally, the Brighton Gardens by Marriott brand was changed to a Sunrise brand. On August 29, 2003, the Communities were sold to CNL Retirement Properties, Inc. (“CNL”).

        The Communities are rental communities with monthly rates that depend on the amenities and services provided. The services provided by the operators are generally not covered by health insurance and, therefore, monthly fees are generally payable by the residents, their family, or another responsible party. The fourteen Communities and their locations are as follows:

Sunrise of Columbia	Columbia, Maryland
Sunrise of Dunwoody	Atlanta, Georgia
Sunrise of Florham Park	Florham Park, New Jersey
Sunrise of Greensboro	Greensboro, North Carolina
Sunrise of Northville	Plymouth, Michigan
Sunrise of Omaha	Omaha, Nebraska
Sunrise of Prairie Village	Prairie Village, Kansas
Sunrise of St. Charles	St. Charles, Illinois
Sunrise of Tampa	Tampa, Florida
Sunrise of Tuckerman Lane	Rockville, Maryland
Sunrise of Washington Township	Dayton, Ohio
Sunrise of Westlake	Westlake, Ohio
Sunrise of West Orange	West Orange, New Jersey
Sunrise of Wheaton	Wheaton, Illinois

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

        The combined financial statements have been prepared to present the combined financial position, results of operations, and cash flows of the Communities and are presented for the purpose of complying with the Securities and Exchange Commission’s rules and regulations regarding acquired businesses and properties. The Communities are operated under leasing structures, which were treated as operating leases for financial reporting purposes (see Note 3). The combined financial statements reflect the combined operations of the fourteen Communities.

        Prior to March 28, 2003, the Communities utilized MI’s centralized systems for cash management, payroll, purchasing and distribution, employee benefit plans, insurance and administrative services. As a result, substantially all cash received by the Communities was deposited in and commingled with MI’s general corporate funds. Similarly, operating expenses, including salaries, as the Communities do not have any employees, capital expenditures and other cash requirements of the properties were paid by MI and charged to the Communities. MI allocated general and administrative expenses to MSLS, which were then allocated to the Communities. Upon MI’s sale of MSLS stock to Sunrise on March 28,2003, Sunrise assumed operations of the Communities. In the opinion of management, the methods for allocating costs were reasonable. Net amounts due from the operators as a result of centralized processing and accounting are recorded as Due from Manager. Management fees incurred were $4,740,000 for the year ended December 31, 2002 and $2,261,000 and $2,330,000 for the six months ended June 30, 2003 and 2002, respectively.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements, the reported amounts of sales and expenses during the reporting period and the disclosures of contingent liabilities. Accordingly, ultimate results could differ from those estimates.

Interim Period Financial Statements

        The interim statements have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. The Communities’ management believes the disclosures made are adequate to make the interim financial information presented not misleading.

        In the opinion of management, the accompanying interim statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Communities as of June 30, 2003 and the results of operations and cash flows associated for the six months ended June 30, 2003 and 2002. Interim results are not necessarily indicative of fiscal year performance because of short-term variations.

Revenue Recognition

        Resident fees are generated primarily from monthly charges assisted living units and related senior care services. The revenues are recognized monthly based on the terms of the residents’ agreements. Advance payments received for services are deferred until the services are provided. Resident fee revenue includes ancillary revenue, which is generated on a “fee for service” basis for supplemental items requested by residents. Ancillary revenue, including health care services, is recognized as the services are provided.

Comprehensive Income

        There are no items of other comprehensive income in any period presented in these financial statements.

Cash and Equivalents

        All highly liquid investments with a maturity of three months or less at date of purchase are considered to be cash equivalents.

Allowance for Doubtful Accounts

        The Communities record an allowance for doubtful accounts when a receivable is deemed uncollectible.

Communities’ Equity

        In accordance with the provisions of certain credit enhancement agreements between MI, the Landlords and the Tenant, MI has guaranteed the Tenant’s obligations under the lease agreements described in Note 3, including the payment of minimum annual rent and other operating expenses. The Communities operated at a breakeven level due to MI funding net operating shortfalls during the year ended December 31, 2002, and the six months ended June 30, 2003 and 2002. There were no contributions or distributions made by the Tenant during any period presented.

3. LEASES

        The Communities are operated under leasing structures, which are treated as operating leases for financial reporting purposes. The leases have initial terms of 25 years and provide for minimum annual rent in an aggregate amount of approximately $19,140,000 throughout the term of the leases. In accordance with provisions of the leases and certain credit enhancement agreements between MI, the Landlords and the Tenant, MI guaranteed the Tenant’s obligations to pay minimum rent due under the leases. During the year ended December 31, 2002, and the six months ended June 30, 2003 and 2002, MI funded approximately $6,217,000, $3,780,000 and $2,537,000, respectively, to the Landlords for payment of minimum annual rent. MI’s fundings have not been reflected in the accompanying combined financial statements as the credit enhancement agreements were terminated on August 29, 2003 as part of MI’s sale of the Communities to CNL and MI’s fundings were not repaid.

4. RESTRICTED CASH

        Included in restricted cash are resident security deposits, which are held in segregated accounts as required by various states, and reserves for the replacement of furniture, fixtures and equipment (“FF&E”), as required by provisions of the lease agreements. As of June 30, 2003 and December 31, 2002, restricted cash amounts related to resident security deposits were approximately $197,000 and $316,000, respectively, and deposits held in an FF&E reserve totaled approximately $330,000 and $193,000, respectively.

5. INCOME TAXES

        The Communities operated at a breakeven level for the year ended December 31, 2002 and the six months ended June 30, 2003 and 2002. Additionally, there are no temporary differences. Therefore, no provision or benefit for income taxes has been recorded.

6. COMMITMENTS AND CONTINGENCIES

        The Communities are subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the ultimate liability with respect to those proceedings and claims will not materially affect the combined financial position, operations, or liquidity of the Communities.

7. SUBSEQUENT EVENT

        On August 29, 2003, CNL purchased the fourteen Communities from MI and simultaneously amended and restated the existing lease agreements, which were assumed by a new tenant, Solomon Holdings I – The Triangle, LLC. The leases were modified to reflect new economic terms, such as minimum annual rent and required FF&E reserves, for this transaction. In addition, MI was released of its obligation to guarantee minimum annual rent.

As a result of this transaction, the Communities’ aggregate future minimum lease payments due under the leases are as follows (in thousands):

2003	$ 5,555
2004	18,124
2005	19,053
2006	20,447
2007	21,061
Thereafter	484,014

$568,254